UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2016

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Share Split

On December 21, 2016, Open Text Corporation (“OpenText”) announced that its board of directors had approved a 2-for-1 share split (the “Share Split”) of the outstanding common shares of OpenText (the “Common Shares”). The Share Split will be implemented by way of a share dividend whereby shareholders of record at close of business on Monday, January 9, 2017 (the “Record Date”) will receive on Tuesday, January 24, 2017 (the “Payment Date”) one Common Share for each Common Share held as of the Record Date.

The NASDAQ and the Toronto Stock Exchange have determined to implement due bill trading in connection with the Share Split. A due bill is an entitlement attached to listed securities undergoing a material corporation action, such as the Share Split. In this instance, anyone purchasing a Common Share during the period commencing at the opening of business two trading days prior to the Record Date (i.e., Thursday, January 5, 2017) and ending on the Payment Date (i.e., Tuesday, January 24, 2017), inclusive (the “due bill period”), will receive a payable right. Any trades that are executed during the due bill period will be flagged to ensure purchasers receive the entitlement to the additional Common Share issuable as a result of the Share Split. The Common Shares will commence trading on an ex-dividend basis on Wednesday, January 25, 2017. The due bill redemption date will be Friday, January 27, 2017.

For more details relating to the Share Split, see a copy of the Company’s press release filed as Exhibit 99.1 to this Form 8-K.

Previously Announced Equity Offering

As previously announced, on December 13, 2016, OpenText entered into an underwriting agreement by and among OpenText and Barclays Capital Inc., Citigroup Global Markets Canada Inc. and RBC Dominion Securities Inc., as Representatives of the several underwriters listed in Schedule I thereto (the “Representatives”), relating to the offering by OpenText of 9,250,000 Common Shares pursuant to OpenText’s Registration Statement on Form S-3 (File No. 333-195479).

On December 19, 2016, the Representatives notified OpenText that they had elected to exercise their over-allotment option to purchase an additional 655,302 shares (the “Option Shares”). The offering of the Option Shares closed on December 22, 2016. The number of Option Shares is not affected by the Share Split as the closing precedes the Record Date. OpenText and the underwriters have agreed that there will be no further exercise of the over-allotment option.

A copy of the legal opinion and consent of Blake, Cassels & Graydon LLP relating to the Option Shares is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated December 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

December 22, 2016	By:	/S/ JOHN M. DOOLITTLE
John M. Doolittle Chief Financial Officer

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated December 21, 2016.